Exhibit 10.1


                               EMPLOYMENT CONTRACT

WHEREAS, Velocity Asset Management Inc., ( the "Company") desires to employ James J. Mastriani (the "Executive") as its Chief Financial Officer and Chief Legal Officer;

WHEREAS, the Company desires to provide the Executive with compensation and benefits that are appropriate for a senior executive and desires to create incentives for the Executive to remain in the employ of the Company; and

WHEREAS, the Company and the Executive desire that the terms and conditions of the Executive's employment be set forth in an employment contract.

NOW, THEREFORE, the Company and Executive, as of the effective date hereof, agree as follows:

1. DUTIES. The Company shall employ and the Executive agrees to serve as Chief Financial Officer and Chief Legal Officer of the Company. During the Term of Employment, the Executive shall devote his full business and professional time to the Company.

2. TERM OF CONTRACT. The term of the employment contract shall commence on the Effective Date hereof, and shall continue in effect until September 1, 2007 (the "Term of Employment").

3. BASE SALARY. The Company shall pay the Executive an annual base salary of not less than $150,000 (payable on at least a bi-weekly basis) for the period beginning on September 1, 2004 and ending on September 1, 2005, during each subsequent year of the Term of Employment, an annual salary at least equal to the Executive's salary for the immediately preceding year plus an amount calculated in a manner at least as favorable to the Executive as the manner in which the pay increases, if any, for other executives are calculated as determined in the sole discretion of the Board of Directors. The said annual salary shall be reviewed by the Board of Directors as of September 1 of each year during the Term of Employment.

4.ANNUAL BONUS. The Executive shall be eligible to receive an annual bonus based on the Company's fiscal year performance, as determined in the sole discretion of the Company's Board of Directors. Such Annual Bonus shall be calculated in the same manner in which the Annual Bonus for other senior level executive employees is calculated by the Board of Directors. Bonuses are based on fiscal year performance and paid in December based on the achievement of performance objectives determined by the Board of Directors each year.

5. EQUITY INCENTIVES. The Executive shall be eligible to receive equity securities pursuant to the Company's 2004 Equity Incentive Plan. The amount, type and terms of the equity securities to be granted to Mr. Mastriani will be determined by the Company's board of directors and the Executive.

6. BENEFITS. The Executive shall be entitled to participate in all employee benefit plans or programs of the Company (including life, health, disability and hospitalization insurance, and other health care benefits, including medical, hospital and surgical benefits and health care benefits for the Executive's family), generally available to any of its senior level executive employees. Details of these programs will be provided separately.

7. RETIREMENT BENEFITS. The Executive shall be entitled to participate in all employee pension and retirement plans or programs of the Company, generally provided available to its other senior level executive employees. Details of these programs will be provided separately.

8. ABSENCES. During the Term of Employment, the Executive shall be entitled to paid vacation and such other paid absences, whether for holidays, illness, personal time or any similar purposes, in accordance with the most favorable policies, practices and procedures of the Company for its other senior level executive employees.

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9. REIMBURSEMENT OF EXPENSES. The Company shall reimburse the Executive for all authorized and approved expenses incurred and paid by him in the course of the performance of his duties and consistent with policies and rules of the Company relating to the reimbursement of such business expenses.

10. TERMINATION BY THE COMPANY. If the Executive is terminated by the Company other than for "cause" the Executive will receive a payment equal to one year of the then current base salary. The Executive will also be allowed to exercise all stock grants vesting within one year from date of termination.

11. SUCCESSORS AND ASSIGNS. This agreement shall be binding upon the Company and its successors and assigns.

12. Effective Date. September 8, 2004

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered to be effective as of the Effective Date written above.

By: /s/ JOHN C. KLEINERT
    -----------------------------
VELOCITY ASSET MANAGEMENT INC.
Name: John C. Kleinert
Title: President and CEO

By: /s/ JAMES J. MASTRIANI
    -----------------------------
EXECUTIVE
Name: James J. Mastriani